Exhibit 99.2

FOR IMMEDIATE RELEASE

HEALTHCARE ACQUISITION PARTNERS CORP.

ANNOUNCES NAME CHANGE TO HAPC, INC.

New York, NY. – April 24, 2006 – Healthcare Acquisition Partners Corp. (OTCBB: HAQPU) announced today that the Company has changed its name to HAPC, Inc. and, effective at the opening of the market on April 25, 2006, the Company’s new ticker symbol on the OTCBB will be HAPNU.

The Company is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the healthcare industry.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements. These risks and uncertainties include general economic conditions, as well as other risks detailed from time to time in the Company’s publicly filed documents. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For further information, contact:

John Voris

Chief Executive Officer

john.voris@healthcareapc.com

Sean McDevitt

Chairman

sean.mcdevitt@healthcareapc.com

Pat LaVecchia

Director and Secretary

pat.lavecchia@healthcareapc.com

Or call (212) 418-5070